As filed with the Securities and Exchange Commission on January 8, 1998
                                                       Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------

                           IRON MOUNTAIN INCORPORATED
               (Exact name of issuer as specified in its charter)

                               Delaware 04-3107342
                (State or other jurisdiction of (I.R.S. Employer
               incorporation or organization) Identification No.)


                745 Atlantic Avenue, Boston, Massachusetts 02111
                                 (617) 357-4455
           (Address of Principal Executive Offices including zip code)
                                  -------------

                    Iron Mountain/UAC 1995 Stock Option Plan
                    Iron Mountain/ATSI 1995 Stock Option Plan
                           (Full titles of the plans)
                                  ------------

                                C. Richard Reese
                            Chairman of The Board of
                      Directors and Chief Executive Officer
                           Iron Mountain Incorporated
                               745 Atlantic Avenue
                           Boston, Massachusetts 02111
                                 (617) 357-4455
            (Name, address and telephone number of agent for service)
                                  -------------

                                    Copy to:
                             William J. Curry, Esq.
                            Sullivan & Worcester LLP
                             One Post Office Square
                           Boston, Massachusetts 02109
                                 (617) 338-2800
                                ----------------

                                                     ---------------

                                          CALCULATION OF REGISTRATION FEE


                                                        Proposed            Proposed Maximum
     Title of Securities        Amount to be        Maximum Offering            Aggregate               Amount of
      to be Registered           Registered        Price Per Share(1)       Offering Price(1)        Registration Fee
      ----------------           ----------        ------------------       -----------------        ----------------

Iron Mountain/UAC 1995
Stock Option Plan:
Common Stock, par value
$.01 per share                     212,000              $12.8178              $2,717,373.60              $801.62

Iron Mountain/ATSI 1995
Stock Option Plan:
Common Stock, par value
$.01 per share                     180,666                 $8.65              $1,562,760.90              $461.01
Common Stock, par value
$.01 per share                      46,242                $11.55                $534,095.10              $157.56
Common Stock, par value
$.01 per share                       4,624                $11.63                 $53,777.12               $15.86
Common Stock, par value
$.01 per share                       4,624                $11.72                 $54,193.28               $15.99
Common Stock, par value
$.01 per share                       9,433                $11.93                $112,535.69               $33.20
Common Stock, par value
$.01 per share                      11,937                $11.07                $132,142.59               $38.98
Common Stock, par value
$.01 per share                      24,726                $10.88                $269,018.88               $79.36
Common Stock, par value
$.01 per share                      30,967                $11.32                $350,546.44              $103.41
Common Stock, par value
$.01 per share                      64,738                $34.88              $2,258,061.40              $666.13
--------------------------        --------                ------              -------------            ---------
TOTAL                              589,957                 --                 $8,044,505.00            $2,373.12


(1)      With respect to the 212,000 shares of Common Stock underlying  options granted pursuant to the Iron Mountain/UAC 1995 Stock
         Option Plan and the 377,957 shares of Common Stock underlying options granted pursuant to the Iron Mountain/ATSI 1995 Stock
         Option Plan, the proposed  maximum  offering price per share and the proposed  maximum  aggregate  offering price have been based upon the per share and  aggregate  exercise  prices and the amount of the  registration  fee has been  calculated  in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended.


PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, which have been filed by Iron Mountain Incorporated (the "Company") with the Commission, are incorporated by reference in and made a part of this Registration Statement, as of their respective dates:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

         (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997;

         (c) The Company's Current Reports on Form 8-K dated June 25, 1997 (as amended on Form 8-K/A on August 26, 1997), October 1, 1997, October 16, 1997 (as amended on Form 8-K/A on November 10, 1997), October 30, 1997 and November 25, 1997; and

         (d) The description of the Common Stock contained in the Company's registration statement on Form 8-A dated January 18, 1996 (File No. 0-27584), including any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         The validity of the shares offered hereby will be passed upon for the Company by Sullivan & Worcester LLP, Boston, Massachusetts. Jas. Murray Howe, Secretary of the Company, is of counsel to Sullivan & Worcester LLP and is the owner of 3,855 shares of Common Stock.

Item 6.  Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law (the "DGCL") provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of the Company may and, in certain cases, must be indemnified by the Company against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorney's fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorney's fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to the Company, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses, and, in a non-derivative action, to any criminal proceeding in which such person had reasonable cause to believe his conduct was unlawful.

         Article Sixth of the Company's Amended and Restated Certificate of Incorporation provides that the Company shall indemnify each person who is or was an officer or director of the Company to the fullest extent permitted by
Section 145 of the DGCL.

         Article Seventh of the Company's Amended and Restated Certificate of Incorporation states that no director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the DGCL as in effect when such breach occurred.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits.
                                    EXHIBIT INDEX

     Exhibit No.       Description


         5        Opinion of Sullivan & Worcester LLP.*

         23.1 Consent of Sullivan & Worcester LLP (contained in the opinion of Sullivan & Worcester LLP filed herewith as Exhibit 5).

         23.2 Consent of Ernst & Young LLP (Arcus Group, Inc. and Arcus Technology Services, Inc.)*

         23.3     Consent of Arthur Andersen LLP (Arcus Group, Inc.)*

         23.4     Consent   of   Ernst  &  Young   LLP   (HIMSCORP,   Inc.   and
                  Subsidiaries)*

         23.5 Consent of Stout, Causey & Horning, P.A. (Allegiance Business Archives, Ltd.)*

         23.6     Consent    of    Abbott,    Stringham    &   Lynch    (Records
                  Retention/FileSafe, L.P.)*

         23.7     Consent  of  Arthur   Andersen  LLP   (Security   Archives  of
                  Minnesota,   Wellington  Financial  Services,  Inc.  and  Data
                  Securities International, Inc.)*

         23.8 Consent of Fisher, Schacht & Oliver, LLP (Concorde Group, Inc. and Neil Tucker Trust)*

         23.9     Consent of Arthur Andersen LLP (Iron Mountain Incorporated)*

         24       Power  of  Attorney   (included  in  signature  page  of  this
                  Registration Statement).

*Filed herewith.

Item 9.  Undertakings.

         (a)  The undersigned registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i)      to  include  any   prospectus   required  by  Section
                           10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement:

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

                  (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 8th day of January, 1998.

                                    IRON MOUNTAIN INCORPORATED



                                    By:  /s/ C. Richard Reese
                                         C. Richard Reese
                                         Chairman of the Board,
                                         Chief Executive Officer and Director

         The undersigned Officers and Directors of Iron Mountain Incorporated (the "Company") hereby severally constitute C. Richard Reese, John F. Kenny, Jr. and David S. Wendell, and each of them acting singly, our true and lawful attorneys to sign for us and in our names in the capacities indicated below any amendments to this Registration Statement on Form S-8 (including any post-effective amendments hereto) and to file the same, with Exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys, acting singly, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming our signatures to said amendments to this Registration Statement signed by our said attorneys and all else that said attorneys may lawfully do and cause to be done by virtue hereof.

Signature                                             Title                                          Date
---------                                             -----                                          ----

/s/ C. Richard Reese                                  Chairman of the Board of Directors        January 8, 1998
C. Richard Reese                                      and Chief Executive Officer


/s/ David S. Wendell                                  President, Chief Operating Officer        January 8, 1998
David S. Wendell                                      and Director


/s/ John F. Kenny, Jr.                                Executive Vice President and Chief        January 8, 1998
John F. Kenny, Jr.                                    Financial Officer


/s/ Eugene B. Doggett                                 Executive Vice President                  January 8, 1998
Eugene B. Doggett                                     and Director


                                                     II - 4






/s/ Constantin R. Boden                               Director                                  January 8, 1998
Constantin R. Boden


/s/ Arthur D. Little                                  Director                                  January 8, 1998
Arthur D. Little


/s/ Vincent J. Ryan                                   Director                                  January 8, 1998
Vincent J. Ryan


/s/ B. Thomas Golisan                                 Director                                  January 8, 1998
B. Thomas Golisano


/s/ Kent P. Dauten                                    Director                                  January 8, 1998
Kent P. Dauten


/s/ Clarke H. Bailey                                  Director                                  January 8, 1998
Clarke H. Bailey


/s/ Jean A. Bua                                       Vice President and Corporate              January 8, 1998
Jean A. Bua                                           Controller



                                     II - 5